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                                                                    EXHIBIT 23.2


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1999 Stock Option Plan and the 1999 Nonstatutory Stock Option Plan of Protein Design Labs, Inc., of our report dated February 2, 1999, with respect to the financial statements of Protein Design Labs, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP

Palo Alto, California
September 24, 1999